                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                  July 24, 1998


                            CITIZENS BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)



                  Ohio                         0-8209            34-1372535
      (State or other jurisdiction           (Commission        (IRS Employer
           of incorporation)                File Number)     Identification No.)

          10 East Main Street
           Salineville, Ohio                                        43945
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code:  (330) 679-2328


                                       N/A
          (Former name or former address, if changed since last report)



Item 5.           Other Events

         This current report on Form 8-K, including the investor materials, contains forward-looking statements that involve risk and uncertainty. It should be noted that a variety of factors could cause the combined company's actual results and experience to differ materially from the anticipated results or other expectations expressed in the combined company's forward-looking statements.

         The risks and uncertainties that may affect the operations, performance, development, growth projections and results of the combined company's business include, but are not limited to, the growth of the economy, interest rate movements, timely development by the combined company of technology enhancements for its products and operating systems, the impact of competitive products, services and pricing, customer business requirements, Congressional legislation, acquisition cost savings and revenue enhancements and similar matters. Readers of this report are cautioned not to place undue reliance on forward-looking statements which are subject to influence by the named risk factors and unanticipated future events. Actual results, accordingly, may differ materially from management expectations.

         On July 22, 1998, Citizens Bancshares, Inc. ("Citizens"), Mid Am, Inc. ("Mid Am") and The Ohio Bank ("Ohio Bank") announced the signing of a definitive agreement to merge (the "Merger"). Citizens and Mid Am previously announced on May 21, 1998 that they will combine in a merger-of-equals transaction. In addition, on July 23, 1998, in connection with the transactions contemplated by the Merger, Citizens and Ohio Bank entered into a stock option agreement in which Citizens was granted the option to purchase up to 5.42% of Ohio Bank common stock.

         Under the terms of the Merger, Ohio Bank shareholders will receive
63.25 (the "Exchange Ratio") shares of Citizens common stock for each Ohio Bank share owned as of the closing. The Merger will be a tax-free exchange of common stock and will be accounted for as a "pooling of interests." The Merger has been approved unanimously by the Board of Directors of each of Citizens and Ohio Bank. The Merger is subject to approval by the shareholders of Ohio Bank and is subject to certain regulatory approvals.

         Following the Merger, Ohio Bank will become a wholly owned subsidiary of the yet-to-be-named Citizens/Mid Am entity, an Ohio bank holding company. Ohio Bank will maintain its headquarters in Findlay, Ohio and will operate under the name "The Ohio Bank." After completion of the merger-of-equals transaction between Citizens and Mid Am, and as soon as reasonably practicable after consummation of the Merger and the receipt of all necessary regulatory approvals, two Mid Am affiliate banks, specifically American Community Bank, N.A. ("Americom") and Amerifirst Bank, N.A. ("Amerifirst"), will be merged into Ohio Bank, and five branch offices of Mid American National Bank & Trust Company ("Mid Am Bank") will be transferred to Ohio Bank. In addition, one of Mid Am's affiliates, First National Bank Northwest Ohio ("First National"), will be merged into Mid Am Bank. Members of the Board of Directors of First National will join the board of Mid Am Bank.

         The Board of Directors of Ohio Bank will consist of members of the Ohio Bank board, as well as members of the boards of Americom and Amerifirst. Ohio Bank will also gain three Board seats on the new Citizens/Mid Am bank holding company.






Item 7.  Exhibits.

99.1 Text of Press Release, dated July 22, 1998, issued by Citizens, Mid Am and Ohio Bank.

99.2 Investor presentation materials used by Citizens, Mid Am and Ohio Bank on July 22, 1998 related to the proposed Merger.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      CITIZENS BANCSHARES, INC.


                                      By:  /s/  Marty E. Adams
                                           -----------------------------------
                                           Name:    Marty E. Adams
                                           Title:   President and
                                                      Chief Executive Officer


Date:  July 24, 1998

                                       -3-